Exhibit 99.1

News Release	Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001
www.koppers.com
FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Announces Appointment of Leroy Ball as

President and Chief Executive Officer

PITTSBURGH, November 7, 2014 – Koppers Holdings Inc. (NYSE: KOP) announced today the appointment of Leroy Ball as President and CEO, effective January 1, 2015 as part of its long-term strategic planning process.

Mr. Ball was elected Chief Operating Officer of Koppers in May 2014 and has been responsible for the various global business operations and the financial reporting for the company. Prior to this election, he served as Vice President and Chief Financial Officer for Koppers since August 2010. Previously, Mr. Ball was Senior Vice President and Chief Financial Officer of Calgon Corporation, a Pittsburgh-based manufacturer of activated carbon products and services with operations in the United States, Canada, United Kingdom, Belgium, China, and Japan.

Mr. Turner, who Mr. Ball will succeed, was elected President and Chief Executive Officer in 1998, and has been a director of Koppers Holdings since November 2004. In 1992, Mr. Turner was elected Vice President and Manager, Marketing and Development for Industrial Pitches and Related Products. In 1995, he was elected Vice President and General Manager of the Carbon Materials and Chemicals group. Mr. Turner has spent his entire career at Koppers, having joined the company in 1969.

“One of the great attributes of Koppers as it has grown over the years has been its remarkable leadership stability,” said current board chairman David Hillenbrand. “Replacing a leader with the historical perspective and vision of Walt Turner is not easy. We are delighted to have a leader of Leroy’s broad experience and leadership capabilities continue the company’s success as a global leader in its businesses. We are also pleased to have Walt continue to be a member of the board.”

“Since joining Koppers, Leroy has been instrumental with our strategic growth activities, including the recent announcement of the acquisition of the Osmose Railroad Services and Wood Preservation businesses,” Mr. Turner said. “I am pleased to hand over the reins to Leroy at this time of tremendous global opportunity. His global perspective and financial acumen are already helping to strengthen the company’s future. As President and CEO, Leroy will continue to focus on achieving operational and financial excellence throughout our global operations.”

Page 2 – Koppers Declares Regular Dividend

“When I joined Koppers four years ago, I saw a company with a deep tradition of excellence and leadership in its businesses,” Mr. Ball said. “As President and Chief Executive Officer, I am excited to work with our board, our leadership team, and every Koppers employee around the globe to continue to deliver excellence to our shareholders, our customers, the industries we serve, and the communities where we operate.”

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global producer of carbon compounds, chemicals, and treated wood products and services for the aluminum, railroad, specialty chemical, utility, rubber, concrete, steel, residential lumber, and agriculture industries. Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe. The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol “KOP.” For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Michael W. Snyder at 412 227 2131.

Safe Harbor Statement

This news release may contain forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the Company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost and availability of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.